UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

PATRIOT SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22182	84-1070278
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Palomar Airport Road, Suite 170, Carlsbad, California 92011
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (760) 547-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 24, 2014, the joint venture of Patriot Scientific Corporation (the “Company”) and Technology Properties Limited LLC (“TPL”), known as Phoenix Digital Solutions, LLC, a Delaware limited liability company (“PDS”), entered into the Amended Alliacense Services and Novation Agreement (the “Agreement”) with Alliacense Limited LLC, a Delaware limited liability company (“Alliacense”).

Pursuant to the Agreement, PDS and Alliacense modified the terms of the Alliacense Services Agreement, dated as of July 7, 2012 (the “Services Agreement”) by which Alliacense commercializes the Moore Microprocessor Patent portfolio (the “MMP Portfolio”) through licensing and litigation on behalf of PDS, TPL, and the Company. The Agreement amends Alliacense’s obligations and compensation, and settles certain outstanding disputes between PDS and Alliacense. In addition, the Agreement provides for the addition of a second licensing company, to be determined by the Company, to commercialize the MMP Portfolio.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached hereto as Exhibit 10.10.

On July 28, 2014, the Company issued a press release announcing the Agreement, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following materials are filed as exhibits to this current report on Form 8-K:

Exhibit Number	Description
10.10	Agreement effective July 24, 2014 between Phoenix Digital Solutions, LLC and Alliacense Limited LLC.*
99.1	Press Release, dated July 28, 2014, entitled “Patriot Scientific Corporation Announces Key New Agreement.”

*The Company has requested confidential treatment of portions of the exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT SCIENTIFIC CORPORATION

Date: July 30, 2014	By: /s/ CLIFFORD L. FLOWERS
Clifford L. Flowers
Chief Executive Officer

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